ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”), dated as of June 16, 2022, is entered into by and among Apollo Realty Income Solutions, Inc., a Maryland corporation (the “Company”), Apollo Global Securities, LLC, a Delaware limited liability company, as dealer manager for the Company (the “Dealer Manager”), and UMB Bank, N.A., as escrow agent (the “Escrow Agent”).

WHEREAS, the Company is registering for sale in a public offering (the “Offering”) a maximum of $5,000,000,000 in shares of its common stock, $0.01 par value per share, consisting of: (a) up to $4,000,000,000 of any combination of Class S common stock, Class D common stock, Class I common stock, Class F‑S common stock, Class F‑D common stock, and Class F‑I common stock (collectively, the “Shares”) in the primary offering, and (b) up to $1,000,000,000 in Shares pursuant to the Company distribution reinvestment plan, pursuant to the Company’s Registration Statement on Form S-11 (File No. 333-264456), as amended from time to time;

WHEREAS, the Dealer Manager has been engaged by the Company to offer and sell the Shares on a best-efforts basis in the Offering through a network of participating broker-dealers (the “Selected Dealers”);

WHEREAS, the Company and the Dealer Manager desire to establish an escrow account (the “Escrow Account”) as further described herein and to deposit funds contributed by subscribers subscribing to purchase Shares (“Subscribers”) with the Escrow Agent in the Escrow Account, to be held for the benefit of the Subscribers and the Company until such time as subscriptions for the Minimum Amount (as defined below) has been deposited into the Escrow Account in accordance with the terms of this Escrow Agreement;

WHEREAS, deposits received from residents of the State of Pennsylvania (the “Pennsylvania Subscribers”) will remain in the Escrow Account until the conditions of Section 3 have been met;

WHEREAS, DST Systems, Inc. (the “Transfer Agent”) has been engaged to receive, examine for “good order” and facilitate subscriptions into the Escrow Account as further described herein and to act as record keeper, maintaining on behalf of the Escrow Agent the ownership records for the Escrow Account; and

WHEREAS, the Escrow Agent is willing to accept appointment as escrow agent upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.
Escrow of Subscriber Funds.
(a)
On or before the commencement of the Offering, the Company shall establish the Escrow Account with the Escrow Agent, which shall be entitled “UMB Bank, N.A., as Escrow Agent for Apollo Realty Income Solutions, Inc.” All funds received from Subscribers in payment for the Shares (“Subscriber Funds”) which comply with the instructions set forth in Section 2(a) will be delivered to the Escrow Agent promptly following the day upon which such Subscriber Funds are received by the Transfer Agent and such subscription is accepted by the Company, and shall, upon receipt of good and collected funds by the Escrow Agent, be retained in the Escrow Account for the benefit of the Subscribers and the Company by the Escrow Agent and invested as stated below. Subscriber Funds also may be wired directly to the Escrow Account using wire instructions provided by the Escrow Agent. Such Subscriber Funds shall be retained in the Escrow Account by the Escrow Agent and invested as set forth in Section 9 (Investment of Subscriber Funds; Income Allocation and Reporting) and shall be deposited within one (1) business day of receipt.
(b)
The Escrow Agent shall have no duty to make any disbursement, investment or other use of Subscriber Funds until and unless it has good and collected funds. In the event that any checks deposited in the Escrow Account are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Company shall promptly reimburse the Escrow Agent for any and all reasonable costs incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Company. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent reserves the right to deny, suspend or terminate participation by a Subscriber to the extent the Escrow Agent deems it advisable or necessary to comply with applicable laws.
(c)
For the avoidance of doubt, this Agreement does not create any responsibility on the part of the Dealer Manager to the Company or to the Escrow Agent for payments of any amounts under this Agreement.
2.
Operation of the Escrow.
(a)
Until such time as the Company has received subscriptions for Shares resulting in gross subscription proceeds equal to the Minimum Amount (as defined below) and the funds in the Escrow Account are disbursed from the Escrow Account in accordance with Section 2(b) hereof, Subscribers will be instructed to make checks, drafts, wires, Automated Clearing House (ACH) or money orders (“Instruments of Payment”) for subscriptions payable to the order of “UMB Bank, N.A., as Escrow Agent for Apollo Realty Income Solutions, Inc.” Completed subscription agreements and Instruments of Payment for the purchase price shall be remitted to the address designated for the receipt of such agreements and Instruments of Payment. Any Instruments of Payment made payable to a party other than the Escrow Agent as described above shall be returned to the Dealer Manager or the Selected Dealer who submitted such Instrument of Payment.

When the Selected Dealer’s internal supervisory procedures are conducted at the site at which the Instruments of Payment and the Subscription Materials (as defined below) are initially received by the Selected Dealer, by the end of the next business day after receipt of any Instruments of Payment and Subscription Materials, the Selected Dealer will send to the Escrow Agent such Instruments of Payment along with each Subscriber’s name, address, executed Internal Revenue Service (“IRS”) Form W-9, number and class of Shares purchased and purchase price remitted and any other subscription documentation (the “Subscription Materials”).

When the Selected Dealer’s internal supervisory procedures are conducted at a different location (the “Final Review Office”), the Selected Dealer shall transmit the Instruments of Payment and the Subscription Materials to the Final Review Office by the end of the next business day after receipt of any Instruments of Payment and Subscription Materials, and then the Final Review Office will, by the end of the next business day following its receipt of the Instruments of Payment and the Subscription Materials, forward the Instruments of Payment and the Subscription Materials to the Escrow Agent.

To the extent that subscription agreements and payments are remitted by the Transfer Agent, the Company, the Dealer Manager or a Selected Dealer, the Transfer Agent, the Company, the Dealer Manager or a Selected Dealer, as applicable, will furnish to the Escrow Agent a list detailing information regarding such subscriptions as set forth in Exhibit A (List of Subscribers). The Transfer Agent will promptly deliver all monies received in good order from Subscribers (or from the Company, the Dealer Manager or the Selected Dealers transmitting monies and subscriptions from Subscribers) for the payment of Shares to the Escrow Agent for deposit in the Escrow Account. Deposits shall be held in the Escrow Account until such funds are disbursed in accordance with this Section 2. Prior to disbursement of the funds deposited in the Escrow Account, such funds shall not be subject to claims by creditors of the Company or any of its affiliates. If any of the Instruments of Payment are returned to the Escrow Agent for nonpayment prior to the satisfaction of the Minimum Amount, the Escrow Agent shall promptly notify the Transfer Agent and the Company in writing via mail, email or facsimile of such nonpayment, and the Escrow Agent is authorized to debit the Escrow Account, as applicable, in the amount of such returned payment as well as any interest earned on the amount of such payment and the Transfer Agent shall delete the appropriate account from the records maintained by the Transfer Agent.

The Transfer Agent will maintain a written account of each sale, which account shall set forth, among other things, the following information:

(i)
the Subscriber’s name and address;
(ii)
the number and class of Shares purchased by such Subscriber; and

(iii)
the amount paid by such Subscriber for such Shares.

Prior to the satisfaction of the Minimum Amount, neither the Company nor the Dealer Manager will be entitled to any funds received into the Escrow Account. Notwithstanding the foregoing, prior to the satisfaction of the Minimum Amount, upon the written request of a Subscriber (which may be delivered by the Company or Dealer Manager) to withdraw their purchase order and request a full refund, the Escrow Agent shall disburse directly to such Subscriber the principal amount of the subscription payment from such Subscriber received by the Escrow Agent plus any interest accrued thereon (subject to Sections 9 and 24 hereof).

(b)
If, at any time on or prior to the Expiration Date (as defined below), the subscription proceeds received by the Escrow Agent are equal to or greater than $100,000,000, including Shares purchased by the Company’s sponsor, its affiliates, and the Company’s officers and directors (“Minimum Amount”), the Company shall deliver to the Escrow Agent a written instruction from an officer of the Company stating that the Minimum Amount has been timely raised and authorizing the delivery of all Subscriber Funds in the Escrow Account to the Company (subject to Section 3 hereof for Pennsylvania Subscribers).

Thereafter, the Escrow Agent shall promptly disburse to the Company, by check or wire transfer, the funds in the Escrow Account representing the principal amount of the gross subscription payments from Subscribers received by the Escrow Agent and plus any interest accrued thereon; provided, however, that the Escrow Agent shall not disburse those funds of a Subscriber whose subscription has been rejected or rescinded of which the Escrow Agent has been notified in writing by the Company, or otherwise in accordance with the Company’s written request. Notwithstanding the above, the Company’s board of directors may elect to wait a substantial amount of time before authorizing, or may elect not to authorize, the release of the escrow proceeds.

(c)
After the satisfaction of the provisions of this Section 2 with respect to the disbursement of funds, in the event that the Company receives subscriptions made payable to the Escrow Agent, subscription proceeds may continue to be received in the Escrow Account, but to the extent that the process shall not be subject to escrow due to the Company reaching the Minimum Amount, the proceeds shall not be subject to this Escrow Agreement, and at the written instruction of the Company to the Escrow Agent, shall be disbursed as directed by the Company. The terms of this Section 2(c) shall survive the assignment or termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.
(d)
If, as of the close of business on the one year anniversary of the commencement of the Offering (the “Expiration Date”), the funds in the Escrow Account do not equal or exceed the Minimum Amount, within ten (10) days following the Expiration Date, the Company or the Dealer Manager shall provide the Escrow Agent written notice thereof, and upon receipt of such written notice, the Escrow Agent shall promptly return directly to each Subscriber:
(i)
by check or wire transfer, the Subscriber Funds deposited in the Escrow Account on behalf of such Subscriber (unless earlier disbursed in accordance with this Escrow Agreement); or
(ii)
the Instruments of Payment delivered to the Escrow Agent with respect to such Subscriber’s subscription if such Instrument of Payment has not been processed for collection prior to such time, in either case, together with any interest income thereon.

The Escrow Agent shall not be required to remit any payments hereunder until the Escrow Agent has collected funds represented by such payments and until the provisions of Section 9 and Section 24 hereof have been met.

3.
Distribution of the Funds from Pennsylvania Subscribers.
(a)
Notwithstanding anything to the contrary herein, disbursements of funds contributed by Pennsylvania Subscribers may only be distributed in compliance with the provisions of this Section 3. Irrespective of any disbursement of funds from the Escrow Account pursuant to Section 2 hereof, the Escrow Agent will continue to place deposits from the Pennsylvania Subscribers into the Escrow Account, until such time as the Company notifies the Escrow Agent in writing that total subscriptions (including amounts previously disbursed as directed by the Company and the amounts then held in the Escrow Account) equal or exceed $167,000,000, whereupon the Escrow Agent shall disburse to the Company, at the Company’s written request, any funds from the Pennsylvania Subscribers received by the Escrow Agent for accepted subscriptions, but not those funds of a subscriber whose subscription has been rejected or rescinded of which the Escrow Agent has been notified by the Company, or otherwise in accordance with the Company’s written request.
(b)
If the Company has not received total subscriptions of at least $167,000,000 within 120 days of the date the Company first receives a subscription from a Pennsylvania Subscriber (the “Initial Escrow Period”), the Company shall notify the Pennsylvania Subscribers of their right to have their investment returned to them. If, pursuant to such notice, a Pennsylvania Subscriber requests to withdraw their purchase order and request a full refund within ten (10) days after receipt of the notification (the “Request Period”), the Escrow Agent shall promptly disburse directly to such Pennsylvania Subscriber within fifteen (15) days the principal amount of the subscription payment from such Pennsylvania Subscriber received by the Escrow Agent plus any interest accrued thereon (subject to Sections 9 and 24 hereof).
(c)
The funds of Pennsylvania Subscribers who do not request the return of their funds within the Request Period shall remain in the Escrow Account for successive 120-day escrow periods (each a “Successive Escrow Period”), each commencing automatically upon the termination of the prior Successive Escrow Period, and the Company and Escrow Agent shall follow the notification and payment procedure set forth in Section 3(b) above with respect to the Initial Escrow Period for each Successive Escrow Period, provided that any refunds made to a Pennsylvania Subscriber after a Successive Escrow Period shall include a pro rata share of any interest earned thereon after the Initial Escrow Period, until the occurrence of the earliest of the following:
(i)
the Company or Dealer Manager has provided written notice to the Escrow Agent of the termination of the Offering;
(ii)
the Company or Dealer Manager has provided written notice to the Escrow Agent of the receipt and acceptance by the Company of total subscriptions that equal or exceed $167,000,000 and the disbursement of the Escrow Account on the terms specified in this Section 3; or
(iii)
all funds held in the Escrow Account that were contributed by Pennsylvania Subscribers having been returned to the Pennsylvania Subscribers in accordance with the provisions hereof.
(d)
If, upon termination of the Offering, the Company has not received and accepted total subscriptions that equal or exceed $167,000,000, all funds in the Escrow Account that were contributed by Pennsylvania Subscribers will be promptly returned in full to such Pennsylvania Subscribers, together with their pro rata share of any interest accrued thereon, pursuant to instructions made by the Company, upon which the Escrow Agent may conclusively rely (subject to Sections 9 and 24 hereof).
4.
Identity of Subscribers.

The Company, Transfer Agent or the Dealer Manager shall furnish to the Escrow Agent with each delivery of an Instrument of Payment, a list of the Subscribers who have paid for the Shares showing the name, address, tax identification number, amount and class of Shares subscribed for and the amount paid and deposited with the Escrow Agent. This information comprising the identity of Subscribers shall be provided to the Escrow Agent in the format set forth on Exhibit A to this Escrow Agreement (the “List of Subscribers”).

All Subscriber Funds so deposited shall not be subject to any liens or charges by the Company, the Dealer Manager or the Escrow Agent, or judgments or creditors’ claims against the Company, until released to the Company as hereinafter provided. The Company understands and agrees that the Company shall not be entitled to any Subscriber Funds on deposit in the Escrow Account and no such funds shall become the property of the Company except when released to the Company pursuant to this Escrow Agreement. The Company, the Dealer Manager and the Escrow Agent will treat all Subscriber information as confidential (the “Confidential Information”). The Escrow Agent shall not be required to accept any funds from Subscribers that are not accompanied by the information on the List of Subscribers.

The Escrow Agent shall keep strictly confidential all information sent to it unless such material is required to be disclosed pursuant to any applicable law, regulation, judicial or administrative order, decree or subpoena, or request by a regulatory organization having authority pursuant to the law. Notwithstanding the foregoing, nothing in this Escrow Agreement prohibits, prevents, or limits the Escrow Agent from disclosing any Subscriber information, without notice to or consent of the Company or the Dealer Manager, if the disclosure is required by law to be made to a supervisory or governmental authority or a self-regulatory organization in the course of any examination, inquiry, or audit of the Escrow Agent or any of the Escrow Agent’s representatives or businesses

5.
Rejected Subscriptions.

In the event the Escrow Agent receives written notice from the Company or the Dealer Manager that the Company or Dealer Manager has rejected a Subscriber’s subscription, the Escrow Agent shall pay directly to the applicable Subscriber, within ten (10) business days after receiving notice of the rejection, by first class United States Mail at the address appearing on the List of Subscribers, or at such other address or wire instructions as are furnished to the Escrow Agent by the Subscriber in writing, all collected sums paid by the Subscriber for Shares and received by the Escrow Agent, together with all interest earned thereon (subject to Sections 9 and 24 hereof).

6.
Term of Escrow.

Unless otherwise provided in this Escrow Agreement, final termination of this Escrow Agreement shall occur on the earliest of the date that:

(a)
all funds held in the Escrow Account are distributed either to the Company or to Subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account;
(b)
all funds held in the Escrow Account are distributed to a successor escrow agent upon written instructions from the Company; or
(c)
the Escrow Agent receives written notice from the Company or the Dealer Manager that the Company terminated the Offering and any funds held in the Escrow Account are distributed in accordance with this Escrow Agreement.

After the termination of this Escrow Agreement, the Company and the Dealer Manager shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective Subscribers.

7.
Duty and Limitation on Liability of the Escrow Agent.
(a)
The Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement. The Escrow Agent shall at all times comply with applicable securities or other laws in performing its duties pursuant to this Escrow Agreement provided the Escrow Agent shall be deemed in compliance with the foregoing and protected in relying upon the written direction of the Company and shall have no independent obligation to evaluate whether an act or omission complies with applicable securities or other laws. Neither the Offering documents, nor any other agreement or document shall govern the Escrow Agent even if such other agreement or document is referred to herein, is deposited with, or is otherwise known to, the Escrow Agent.
(b)
The Escrow Agent shall be under no duty to determine whether the Company or the Dealer Manager is complying with the requirements of the Offering or applicable securities or other laws in tendering the Subscriber Funds to the Escrow Agent. The Escrow Agent shall not be responsible for, or be required to enforce, any of the terms or conditions of any Offering document or other agreement between the Company or the Dealer Manager and any other party.
(c)
The Escrow Agent may conclusively rely upon and shall be fully protected in acting upon any statement, certificate, notice, request, consent, order, opinion or advice of counsel, or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document. Upon or before the execution of this Escrow Agreement, the Company and the Dealer Manager shall deliver to the Escrow Agent authorized signers’ lists in the form of Exhibit B (Certificate as to Authorized Signatures) to this Escrow Agreement. The Escrow Agent shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of this Escrow Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. The Escrow Agent shall not be responsible, may conclusively rely upon and shall be protected, indemnified and held harmless by the Company and by the Dealer Manager, acting severally but not jointly, for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document, property or this Escrow Agreement.
(d)
The Escrow Agent shall be under no obligation to institute and/or defend any action, suit or proceeding in connection with this Escrow Agreement unless first indemnified to its reasonable satisfaction pursuant to the terms herein.
(e)
The Escrow Agent may consult outside counsel of its own choice with respect to any question arising under this Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon the advice of such counsel.
(f)
The Escrow Agent shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence, recklessness or willful misconduct was the primary cause of loss.
(g)
The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any person by reason of this Escrow Agreement, except as otherwise explicitly set forth in this Escrow Agreement, and no implied duties, covenants or obligations, fiduciary or otherwise shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Agent is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of this Escrow Agreement or with respect to the form of execution of the same. The Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment.
(h)
In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, including any Subscriber, resulting in adverse or conflicting claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons.

Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, with jurisdiction, and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. In the event that the Escrow Agent shall become involved in any arbitration or litigation relating to the Subscriber Funds, the Escrow Agent is authorized to comply with any decision reached through such arbitration or litigation.

(i)
In the event that any controversy should arise with respect to this Escrow Agreement, the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties.

(j)
IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.
(k)
The parties agree that the Escrow Agent had no role in the preparation of the Offering documents, has not reviewed any such documents, and makes no representations or warranties with respect to the information contained therein or omitted therefrom.
(l)
The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering documents or the issuance, offering or sale of the Shares.
(m)
The Escrow Agent shall have no duty or obligation to monitor the application and use of the Subscriber Funds once transferred to the Company, that being the sole obligation and responsibility of the Company.
8.
Escrow Agent’s Fee.

The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C (Escrow Agent Fee), which compensation shall be paid by the Company or any of its affiliates. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that

(a)
in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled;
(b)
the Escrow Agent renders any material service not contemplated in this Escrow Agreement with the Company’s consent or the Dealer Manager’s consent or as required by law;
(c)
there is any assignment of interest in the subject matter of this Escrow Agreement;
(d)
any material modification hereof with the Company’s consent;
(e)
if any material controversy arises hereunder; or
(f)
the Escrow Agent is made a party to any litigation relating to this Escrow Agreement, or the subject matter hereof;

then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs and expenses, including reasonable attorney’s fees and expenses, occasioned by any delay, controversy, litigation or event, and the same shall be paid by the Company or any of its affiliates. The Company’s obligations under this Section 8 shall survive the resignation or removal of the Escrow Agent and the assignment or termination of this Escrow Agreement.

9.
Investment of Subscriber Funds; Income Allocation and Reporting.
(a)
The Escrow Agent shall promptly invest the Subscriber Funds, including any and all interest and investment income, in accordance with the written instructions provided to the Escrow Agent and signed by the Company. In the absence of written investment instructions from the Company, the Escrow Agent shall deposit and invest the Subscriber Funds, including any and all interest and investment income, in UMB Money Market Special, a UMB money market deposit account. Any interest received by the Escrow Agent with respect to the Subscriber Funds, including reinvested interest shall become part of the Subscriber Funds, and shall be disbursed pursuant to this Escrow Agreement. The Company agrees that, for tax reporting purposes, all interest or other taxable income earned on the Subscriber Funds in any tax year shall be taxable to the person or entity receiving the interest or other taxable income.

Notwithstanding anything herein to the contrary, funds in the Escrow Account may only be invested in “Short Term Investments” in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. The following is a non-exhaustive list of investments that are not permissible investments:
(i)
money market mutual funds;
(ii)
corporate debt or equity securities;
(iii)
repurchase agreements;
(iv)
banker’s acceptance;
(v)
commercial paper; and
(vi)
municipal securities.
(b)
The Escrow Agent shall be entitled to sell or redeem any such investments as the Escrow Agent deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.
(c)
At any time pursuant to this Escrow Agreement interest income earned on Subscriber Funds deposited in the Escrow Account (“Escrow Income”) is to be paid to a Subscriber, the Escrow Agent shall promptly provide directly to such Subscriber the amount of Escrow Income payable to such Subscriber; provided that the Escrow Agent is in possession of such Subscriber’s executed IRS Form W-9. In the event an executed IRS Form W-9 is not received for each Subscriber the Escrow Agent shall have no obligation to return Escrow Income to any Subscriber until after it has received an executed and valid IRS Form W-9 executed by the Subscriber and shall remit an amount to the Subscribers in accordance with the provisions hereof, withholding the applicable percentage for backup withholding required by the Internal Revenue Code, as then in effect, from any Escrow Income attributable to those Subscribers for whom the Escrow Agent does not possess an executed IRS Form W-9. Escrow Income shall be remitted to Subscribers at the address provided by the Dealer Manager or the Company to the Escrow Agent, which the Escrow Agent shall be entitled to rely upon, and without any deductions for escrow expenses.
(d)
The Company agrees to indemnify and hold the Escrow Agent harmless from and against any and all taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on or with respect to the Subscriber Funds unless any such tax, addition for late payment, interest, penalties and other expenses shall be determined by a court of competent jurisdiction to have been caused by the Escrow Agent’s gross negligence or willful misconduct. The terms of this Section 9(d) shall survive the assignment or termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.
10.
Notices.

All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the business day of transmission if sent by facsimile or email to the facsimile number or email address given below, with written confirmation from the recipient of receipt, (c) on the business day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth (5th) business day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows, provided, however, that notice to the Escrow Agent will be deemed given upon receipt by the Escrow Agent:

If to the Company: Apollo Realty Income Solutions, Inc.
9 West 57th Street, 42nd Floor

New York, New York 10019-2701
Attn: John Calace
Email: jcalace@apollo.com

If to Dealer Manager: Apollo Global Securities, LLC
9 West 57th Street
New York, New York 10019
Attn:
Email:

If to Escrow Agent: UMB Bank, N.A.
1010 Grand Blvd, 4th Floor
Mail Stop: 1020409
Kansas City, MO 64106
Attn: Lara L. Stevens
Phone: (816) 860-2017
Facsimile: (816) 830-3029
Email: Lara.Stevens@umb.com

Any party may change its address for purposes of this Section 10 by giving the other party written notice of the new address in the manner set forth above.

11.
Indemnification of Escrow Agent.

The Company hereby indemnifies, defends and holds harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such loss, liability, cost, damage or expense is finally determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Escrow Agent. The terms of this Section 11 shall survive the assignment or termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

12.
Resignation.

The Escrow Agent may resign upon sixty (60) calendar days’ advance written notice to the Company. In the event of any such resignation, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the Company. Any such successor escrow agent shall deliver to the Company a written instrument accepting such appointment, and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Subscriber Funds from the Escrow Agent. The Escrow Agent shall promptly pay the Subscription Amounts in the Escrow Account, including interest thereon, to the successor escrow agent. If a successor escrow agent is not appointed within the sixty (60) calendar day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Subscriber Funds with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.

13.
Removal.

The Escrow Agent may be removed by the Company at any time by written notice provided to the Escrow Agent, which instrument shall become effective on the date specified in such written notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal. In the event of any such removal, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the Company. Any such successor escrow agent shall deliver to the Company a written instrument accepting such appointment, and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Subscriber Funds from the Escrow Agent. The Escrow

Agent shall promptly pay the Subscriber Funds in the Escrow Account, including interest thereon, to the successor escrow agent. If a successor escrow agent is not appointed by the Company within the thirty (30) day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent.

14.
Maintenance of Records.

The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Escrow Agreement, and as may from time to time be reasonably requested by the Company before such termination, the Escrow Agent shall provide the Company with a copy of such records. The authorized representatives of the Company and the Dealer Manager shall also have access to the Escrow Agent’s books and records to the extent relating to its duties hereunder, during normal business hours upon reasonable notice to the Escrow Agent.

15.
Successors and Assigns.

Except as otherwise provided in this Escrow Agreement, no party hereto shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets in whole or in part, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.

16.
Governing Law; Jurisdiction.

This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. Each party hereby consents to the personal jurisdiction and venue of any court of competent jurisdiction in the State of New York.

17.
Severability.

In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

18.
Amendments; Waivers.

This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement. The Company and the Dealer Manager agree that any requested waiver, modification or amendment of this Escrow Agreement shall be consistent with the terms of the Offering.

19.
Entire Agreement.

This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

20.
References to Escrow Agent.

No printed or other matter in any language (including, without limitation, the Offering document, any supplement or amendment relating thereto, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the Company or the Dealer Manager, or on the Company’s or Dealer Manager’s behalf unless the Escrow Agent shall first have given its specific written consent thereto.

21.
Section Headings.

The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

22.
Counterparts.

This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

23.
Electronic Transactions.

The parties hereto agree that the transactions described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

24.
Patriot Act Compliance; Tax Matters.

Pursuant to the subscription agreement completed by Subscribers, the Company and the Dealer Manager agree to provide the Escrow Agent completed IRS Forms W-9 (or IRS Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) at the time of execution of this Escrow Agreement and any information reasonably requested by the Escrow Agent to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, as amended from time to time and the Bank Secrecy Act, as amended from time to time, which information shall be used to verify the identities of the parties to ensure compliance with the terms of such acts. The Escrow Agent, or its agent, shall complete a search with the Office of Foreign Assets Control (“OFAC”), in compliance with its policy and procedures, of each Instrument of Payment and shall inform the Company if an Instrument of Payment fails the OFAC search.

The parties hereto understand that if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Escrow Agreement. The Company shall be treated as the owner of the Subscriber Funds for federal and state income tax purposes and the Company will report all income, if any, that is earned on, or derived from, the Subscriber Funds as its income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed the day and year first set forth above.

Apollo Realty Income Solutions, Inc.
/s/ John Calace
Name:	John Calace
Title:	Chief Financial Officer, Treasurer and Secretary

Apollo Global Securities, LLC, as Dealer Manager
/s/ Jacob Walker
Name:	Jacob Walker
Title:	Vice President

UMB Bank, N.A., as Escrow Agent
/s/ Lara L. Stevens
Name:	Lara L. Stevens
Title:	Vice President

EXHIBIT A
LIST OF SUBSCRIBERS

Pursuant to the Escrow Agreement dated June 16, 2022 by and between Apollo Realty Income Solutions, Inc. (the “Company”), Apollo Global Securities, LLC (the “Dealer Manager”) and UMB Bank, N.A., as escrow agent (the “Escrow Agent”), the following investors have paid money for the purchase of the Shares in the Company and the money has been deposited with the Escrow Agent:

1.	Name of Subscriber:
Address:
Tax Identification Number:
Amount and class of Shares subscribed for:
Amount of money paid and deposited with Escrow Agent:

2.	Name of Subscriber:
Address:
Tax Identification Number:
Amount and class of Shares subscribed for:
Amount of money paid and deposited with Escrow Agent:

EXHIBIT B
CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of, and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of Apollo Realty Income Solutions, Inc.

Name/Title	Specimen Signature

EXHIBIT C
ESCROW AGENT FEE